EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-159233) pertaining to the LifePoint Health, Inc. Retirement Plan of our report dated June 22, 2018, with respect to the financial statements and supplemental schedule of the LifePoint Health, Inc. Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2017.

/s/ Hancock Askew & Co., LLP

Norcross, Georgia

June 22, 2018